UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2018

GAMING AND LEISURE PROPERTIES, INC.

(Exact Name of Company as Specified in Charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: 610-401-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2018, GLP Capital, L.P. (“GLP”), a Pennsylvania limited partnership and the operating partnership of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), entered into definitive agreements to acquire the real estate assets of six casino properties from Tropicana Entertainment Inc. (“Tropicana”) for an all-cash purchase price of $1.21 billion, plus approximately $40.0 million attributable to certain taxes and fees in connection with the transactions (the “Real Estate Purchase Price”). The assets to be acquired are Tropicana Atlantic City, Tropicana Evansville, Lumiere Place, Tropicana Laughlin, Trop Casino Greenville and The Belle of Baton Rouge. The combined properties include approximately 350,000 casino square feet, 7,416 slot machines, 237 table games and 4,993 hotel rooms. Concurrent with the closing of the transaction, Eldorado Resorts, Inc., a Nevada corporation (“ERI”), will acquire the operating assets of these properties and lease the real estate from GLP pursuant to a new master lease with a 15-year initial term and four five-year renewal periods. The transactions are subject to regulatory approval and other customary conditions, and are currently expected to close by the end of 2018.

The transactions are to be implemented pursuant to the terms of (i) a Purchase and Sale Agreement (the “Real Estate Purchase Agreement”) dated April 15, 2018 between Tropicana and GLP, pursuant to which GLP has agreed to acquire, directly or indirectly, the real estate assets of the six casinos in exchange for the Real Estate Purchase Price, which will be payable to Tropicana’s shareholders at closing, and (ii) an Agreement and Plan of Merger (the “Merger Agreement”) dated April 15, 2018 by and among Tropicana, GLP, ERI and a wholly-owned subsidiary of ERI (“Merger Sub”), pursuant to which, substantially concurrently with the closing of GLP’s purchase of the real estate assets, Merger Sub will merge with and into Tropicana, with Tropicana surviving the merger as a wholly-owned subsidiary of ERI. At closing, ERI will pay aggregate merger consideration to Tropicana’s shareholders of approximately $640 million, subject to certain adjustments.

The closing of the merger is conditioned upon, and will occur immediately following, the closing of GLP’s acquisition of the Tropicana real estate assets. Consummation of the transactions is subject to customary conditions, including, among other things, (i) the absence of any injunction or order preventing the transactions, (ii) receipt of regulatory approvals, including applicable gaming regulatory approvals, (iii) accuracy of the respective parties’ representations and warranties, and (iv) compliance by the parties with their respective covenants and obligations. Consummation of the transactions is also subject to the delivery by American Entertainment Properties Corp., an 83.9% stockholder of Tropicana, of its irrevocable and unconditional consent no later than the 30 days following the date of the Merger Agreement. On April 15, 2018, concurrently with the execution of the Merger Agreement, American Entertainment Properties Corp. entered into a voting agreement pursuant to which it agreed, on the terms and subject to the conditions set forth therein, to timely deliver its consent, provided that the Merger Agreement has not been earlier terminated.

The Real Estate Purchase Agreement may only be terminated if the Merger Agreement is terminated pursuant to its terms. The Merger Agreement may be terminated by GLP, ERI or Tropicana under certain circumstances, including if (a) closing does not occur by the date that is nine months from the date of the Merger Agreement, subject to two three-month extensions under certain circumstances, (b) there is a material breach by a party (subject to a 30-day cure period), or (c) there is a final, non-appealable order preventing the closing. In addition, GLP and ERI can terminate the Merger Agreement if the significant stockholder consent described above is not timely delivered and, in certain circumstances, Tropicana can terminate the Merger Agreement at the direction of its board of directors in exercise of its fiduciary obligations to shareholders. In either such case, Tropicana will be required to pay an aggregate termination fee of $92.5 million. If the Merger Agreement is terminated as a result of the failure to receive regulatory approvals or due to a material breach by GLP or ERI, then GLP and ERI will be jointly and severally required to pay Tropicana an aggregate termination fee of $92.5 million. The parties will also be entitled to seek all remedies available at law or in equity against the other, including specific performance.

The foregoing description of the Merger Agreement and the Real Estate Purchase Agreement and the transactions contemplated by such agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Real Estate Purchase Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated into this Item 1.01 by reference.

Additional Information

Copies of the Merger Agreement and the Real Estate Purchase Agreement have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about GLP, GLPI, ERI, Tropicana or Merger Sub. In particular, the representations and warranties contained in each of the Merger Agreement and the Real Estate Purchase Agreement were made only for the purposes of such agreement as of the specific dates therein, and were solely for the benefit of the parties to such agreement. The representations and warranties contained in each such agreement may be subject to limitations agreed upon by the parties thereto and are qualified by information in confidential disclosure schedule letters provided in connection with the signing thereof. These confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in such agreements may be subject to a standard of materiality provided for therein and have been used for the purpose of allocating risk among the parties thereto, rather than establishing matters of fact. Other than as expressly provided in the Merger Agreement, stockholders or investors are not third-party beneficiaries under either the Merger Agreement or the Real Estate Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or to any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Real Estate Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2018, GLPI issued a press release announcing its participation in the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations as to the closing of the proposed transactions (including timing) and the assets expected to be acquired. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the consummation of the transactions, including the ability of the parties to satisfy the conditions set forth in the definitive transaction documents; disruptions to Tropicana’s properties, other assets or operations during the pendency of the closing; negative changes in general economic conditions in the regions or the industries in which GLPI, ERI and Tropicana operate, or general disruptions in the financial, debt, capital, credit or securities markets; GLPI’s ability to maintain its status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission (the “Commission”). All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this report. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report may not occur.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of April 15, 2018, by and among Eldorado Resorts, Inc., Delta Merger Sub, Inc., GLP Capital, L.P. and Tropicana Entertainment Inc.

2.2†	Real Estate Purchase and Sale Agreement, dated as of April 15, 2018, by and between Tropicana Entertainment Inc. and GLP Capital, L.P.

99.1	Press release of GLPI announcing the Transactions, dated April 16, 2018 (furnished)

†	Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. GLPI agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon its request; provided, however, that GLPI may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING AND LEISURE PROPERTIES, INC.

Date: April 16, 2018	By:	/s/ William J. Clifford
William J. Clifford
Chief Financial Officer